Exhibit 99.1

CONTACTS:
Christopher M. Zimmer	(412) 257-7604
President and Chief Executive Officer

John Arminas
General Counsel and Corporate Secretary	(412) 220-3774

Universal Stainless Announces Completion of its Acquisition by Aperam

BRIDGEVILLE, PA, January 23, 2025 – Universal Stainless & Alloy Products, Inc. (“Universal” or the “Company”) today announced the completion of its previously-announced acquisition by Aperam S.A. (the “Acquisition”), pursuant to which Universal stockholders are entitled to receive $45.00 per share of Universal’s common stock in the all-cash transaction.

The combination brings together Aperam, a global leader in stainless, specialty steel solutions, and recycling, with Universal, a leading manufacturer of specialty steel products for key aerospace and industrial applications in the U.S.

The Acquisition was announced on October 17, 2024 and was approved by Universal stockholders at a Special Meeting held on January 15, 2025. With completion of the Acquisition, Universal has become a wholly-owned subsidiary of Aperam and the shares of Universal common stock, previously traded under the symbol USAP, have ceased trading on the NASDAQ Stock Market.

Christopher M. Zimmer, President and CEO of Universal, commented: “We are enormously excited to be part of Aperam, a respected global leader with complementary capabilities and strong financial resources to invest for the future. The transaction represents a significant milestone for both companies, enabling us to work together to innovate and deliver high-quality, sustainable solutions to our customers. The combination also will enable Universal to move forward in accelerating its growth and development with benefits for our employees and customers. We are convinced this transaction represents a powerful combination upon which to build an exciting future together.”

Timoteo Di Maulo, Aperam’s CEO commented: “We are delighted to welcome Universal to the Aperam family. This acquisition is a key step in our strategic plan to decommoditize our product portfolio and provide innovative, high-performance solutions for key industries such as aerospace. Together, we are poised to unlock new opportunities for growth and value creation.”

Advisors

TD Cowen acted as exclusive financial advisor to Universal and K&L Gates LLP served as legal advisor to Universal.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, energy, and heavy equipment manufacturing. More information is available at www.univstainless.com.

About Aperam

Aperam is a global player in stainless, electrical, specialty steel and recycling, with customers in over 40 countries. The business is organized in four primary operating segments: Stainless & Electrical Steel, Services & Solutions, Alloys & Specialties and Recycling & Renewables.

Aperam has a flat Stainless and Electrical steel capacity of 2.5 million tonnes in Brazil and Europe and is a leader in high value specialty products. In addition to its industrial network, spread over six production facilities in Brazil, Belgium, and France, Aperam has a highly integrated distribution, processing and services network and a unique capability to produce stainless and special steels from low-cost biomass (charcoal made from its own FSC-certified forestry). More information is available at www.aperam.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to Aperam’s ability to realize the anticipated benefits of the Acquisition and integrate Universal’s business; the effect of the Acquisition on Universal’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Acquisition. In addition, the risks to which Universal’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in Universal’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this communication are made only as of the date of this communication, and except as otherwise required by federal securities law, Universal does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

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